Exhibit 99

GE HealthCare announces CFO transition; reports preliminary second quarter 2026 financial results and reaffirms guidance reflecting business momentum

•James (Jay) Saccaro to step down as Chief Financial Officer (CFO) of GE HealthCare
•Preliminary second quarter results reflect business momentum: On a year-over-year basis, Revenue growth of 5.7% and Organic revenue growth* of 3.5%; Adjusted earnings per share (EPS)* performance ahead of prior expectation
•Reaffirms full-year 2026 guidance

CHICAGO — July 23, 2026 — GE HealthCare (Nasdaq: GEHC) today announced that Jay Saccaro will step down as Vice President and Chief Financial Officer for an expanded role outside of the medical technology industry. The Company has appointed George Newcomb, currently Controller and Chief Accounting Officer, as interim Chief Financial Officer. Mr. Saccaro will remain with the Company through August 14, 2026, and work together with Mr. Newcomb to ensure a smooth transition. GE HealthCare has commenced a search for a permanent successor.

GE HealthCare President and Chief Executive Officer Peter Arduini said, “On behalf of the Board of Directors and executive team, I would like to thank Jay for his contributions over the past three years. He has played a key role in driving financial discipline and strategic investments aligned to our capital allocation strategy. We wish him success in his next endeavor.”

Mr. Saccaro said, “It has been a privilege to serve as GE HealthCare's CFO and lead its outstanding finance organization. I want to thank Peter, the Board, and my colleagues for their partnership over the past three years and I wish the company continued success.”

George Newcomb is an accomplished financial professional with more than 38 years’ experience in Finance leadership positions at various companies. Mr. Newcomb has served as the Controller of GE HealthCare since February 2016 and was additionally named as Chief Accounting Officer as a part of the spin off from General Electric Company (GE) in 2023. From 1996 to February 2016, he held a variety of finance leadership roles at GE Capital, including as Capital Planning and Finance Readiness Leader of GE Capital Americas (“GECA”), Controller of GECA, and CFO roles at Bank BPH, GE Capital Equipment Finance, and GE Capital Healthcare Financial Services. Prior to GE Capital, he was a Senior Tax Manager at Arthur Andersen. He has a bachelor’s degree in accounting from the Pennsylvania State University and an M.B.A. from New York University’s Stern School of Business.

Today, the Company is also providing certain preliminary, unaudited results for the second quarter ending June 30, 2026. GE HealthCare expects to report year-over-year Revenue growth of 5.7% and Organic revenue growth* of 3.5%. The Company expects to report year-over-year growth in diluted EPS and Adjusted EPS*, above its prior expectation. For the full-year 2026, the company reaffirms guidance provided on April 29, 2026. The Company will provide additional details when it reports complete second quarter results on July 29, 2026.

* Non-GAAP financial measure.

“We are pleased with the momentum in our business, reflecting strong orders, healthy end market demand, traction with new products, and continued commercial execution,” said Mr. Arduini.

This release contains financial results that are preliminary, unaudited, and subject to change in connection with the completion of the Company's quarterly financial closing process. These preliminary results are not a comprehensive statement of the Company's financial results for the quarter ended June 30, 2026, and should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. Undue reliance should not be placed on these preliminary estimates.

GE HealthCare will discuss its complete second quarter results during its earnings call on July 29, 2026, at 8:30 am ET. The webcast and accompanying presentation can be accessed at https://investor.gehealthcare.com/news-events/events.

Non-GAAP financial measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate this measure, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports Adjusted earnings per share to provide management and investors with an additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate this measure the Company excludes the following adjustments as applicable: Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. No single financial measure should be relied on to evaluate our business.

Non-GAAP financial reconciliation

Organic Revenue*
Preliminary and Unaudited	For the three months ended June 30
($ in millions)	2026	2025	% change
Total revenues	$5,295	$5,007	5.7%
Less: Acquisitions(1)	62	—
Less: Dispositions(2)	—	—
Less: Foreign currency exchange	51	—
Organic revenue*	$5,182	$5,007	3.5%

(1)	Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction, excluding the impact of Foreign currency exchange already captured in lines elsewhere.
(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Forward-looking statements

This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s expected financial performance, financial condition, and results of operations, including revenue and earnings per share, and the Company’s outlook; momentum in the Company’s business; and the impacts of macroeconomic and market conditions, including the impact of tariffs and other trade restrictions, and volatility on the Company’s business, operations, financial results, and financial position and on supply chains and the world economy. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; global geopolitical and economic instability, including as a result of changes in trade and tariff policy, and international conflicts and tensions, including between Ukraine and Russia, in the Middle East, and in other regions; public health crises, epidemics, and pandemics, and their effects on the Company’s business; changes in or elimination of government subsidies, and changes in third-party and government reimbursement processes, rates, and contractual relationships, including related to government shutdowns, and changes in the mix of public and private payers; demand for the Company’s products, services, or solutions and factors that affect that demand; developments in the market in China; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; the impacts related to the Company’s increasing focus on and investment in cloud, edge computing, artificial intelligence, and software offerings; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the impact of potential information technology, cybersecurity, or data security breaches; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the Company’s ability to attract and/or retain key talent and qualified employees; increasing attention to sustainability matters; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the impact of potential product liability claims or potential litigation, arbitration, or similar proceedings; the Company’s level of indebtedness and the impact of complying with the covenants and other terms of the Company’s debt instruments on its business. Please also see Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.

GE HealthCare is a leading global healthcare solutions provider of advanced medical technology, pharmaceutical diagnostics, and AI, cloud and software solutions that help clinicians tackle the world’s most complex diseases.  Serving patients and providers for 130 years, GE HealthCare is delivering bold innovations designed for the next era of medicine across its Advanced Imaging Solutions, Patient Care Solutions, and Pharmaceutical Diagnostics segments to help clinicians deliver more personalized, precise patient care. We are a $20.6 billion business with approximately 54,000 colleagues working to create a world where healthcare has no limits.
GE HealthCare is proud to be among 2026 Fortune World’s Most Admired Companies™.
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Investor Relations Contact:
Carolynne Borders
+1 631 662 4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+ 1 414 530 3027
jennifer.r.fox@gehealthcare.com